EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-27356) of our report dated June 12, 2017, relating to the financial statements and financial statement schedule of the Sensient Technologies Corporation Retirement Employee Stock Ownership Plan, included in this Annual Report on Form 11-K of the Sensient Technologies Corporation Retirement Employee Stock Ownership Plan for the year ended December 31, 2016.

/s/ Wipfli LLP

Milwaukee, Wisconsin
June 12, 2017